UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 10, 2020
Date of Report
(Date of Earliest Event Reported)
WSFS FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35638	22-2866913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
500 Delaware Avenue,
Wilmington, Delaware, 19801
(Address of Principal Executive Offices, and Zip Code)
Registrant’s Telephone Number, including Area Code: (302) 792-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Severance Policy

On December 10, 2020, at each of their regularly scheduled meetings, the Board of Directors (the “Board”) of WSFS Financial Corporation (the “Company”) and the Personnel and Compensation Committee thereof (the “Committee”) approved an amendment to the Company’s Executive Severance Policy (as amended, the “Policy”), which provides severance payments to certain of its executive officers, including its named executive officers, upon termination of employment under certain conditions. Under the terms of the amended Policy, if the Company terminates the employment of an executive officer without cause (as defined in the Policy) or for “good reason” (as defined below) the Company will pay (i) 18 months of base salary (24 months for the Chief Executive Officer (“CEO”)), (ii) the value of the employer-portion of premiums for coverage under the Company’s health plan for 18 months (24 months for the CEO) or, if sooner, until the time when the executive officer secures alternative health benefits from a new employer, and (iii) professional outplacement benefits commensurate with the executive’s level.

Additionally, an executive officer who is terminated without cause (as defined in the Policy) or terminates employment for “good reason” (as defined below) within two years following a change in control (as defined in the Policy) would receive (i) two times (three times for the CEO) the sum of the executive officer’s base salary and the amount of the most-recently earned bonus, (ii) the value of the employer-portion of premiums for coverage under the Company’s health plan and dental plan for 24 months (36 months for the CEO), and (iii) professional outplacement benefits commensurate with the executive’s level.

If it is determined that the aggregate present value of an executive officer’s change in control payment exceeds 2.99 times his or her average compensation as reported on Form W2 for the preceding five-year period (i.e., “base amount”), such that the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, (the “Excise Tax”), would otherwise be triggered, then the change in control payment would be reduced to the greatest amount that would not be subject to the Excise Tax if, after taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, the participant would retain a greater amount on an after-tax basis following such reduction. If the participant would retain a greater amount after paying the Excise Tax, then the change in control payment will not be reduced.

For purposes of the Policy, “good reason” includes requiring the executive officer to work outside of the Philadelphia or Wilmington metropolitan area or a significant reduction by the Company of the executive officer’s authority, duties or responsibilities. For purposes of entitlement to severance benefits in connection with a change in control, “good reason” additionally includes a significant diminution in the executive officer’s salary and incentive opportunity immediately before the change of control.

All benefits under the Policy are conditioned on the executive officer executing a general release of claims, a non-disparagement agreement and a twelve-month non-solicitation agreement that covers our customers and associates.

Establishment of Beneficial Acquisition Success Plan

On December 10, 2020, the Committee and the Board approved the Beneficial Acquisition Success Plan (the “Success Plan”). This is a new equity award that is designed to recognize and reward the Company’s achievement of certain key measures of near-term success related to Beneficial Bancorp, Inc. (“Beneficial”) and the efforts of the Company’s senior leaders and the value of such success to the Company’s longer term performance.

The key measures of success related to Beneficial, consistent with the key performance metrics and targets included in the Company’s Investor Relations Presentation from August 8, 2018, are as follows:

Metric	Target
Acquisition Economics	Tangible book value dilution of less than or equal to 4.3% with an earnback period of less than or equal to 3.7 years
One-Time Acquisition Costs	Less than or equal to $146 million with $117 million of operating costs and $29 million of capitalized expenses
Banking Location Integration and Optimization	Timely execution of systems and rebranding integration and consolidation of 25% of combined WSFS and Beneficial banking locations by December 31, 2020
Customer Deposit Retention	Attrition of 12% or less of Beneficial ending 2018 customer deposits, or $522 million, through December 31, 2020
Cost Synergies	45% cost savings, or $67.5 million, from traditional synergies and delivery transformation phased in at 50% for 2019 and 90% for 2020

Awards under the Success Plan have been awarded as RSUs vesting in equal annual installments over three years. Our named executive officers and a select group of additional senior leaders were eligible to participate in the Success Plan.

The table below shows the total dollar value of RSUs awarded to our named executive officers and other senior leaders under the Success Plan.

Plan Participant	Total Value of RSUs (Dollars in thousands)
Rodger Levenson	$730
Dominic C. Canuso	194
Steve Clark	188
Peggy H. Eddens	195
Richard M. Wright	191
Other Senior Leaders	1,295
Total Plan	$2,793

Forward-Looking Statements

This Current Report on Form 8-K contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company’s predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	December 15, 2020	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer